UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2011 (December 14, 2011)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 McKinney, Suite 1025, Houston, Texas		77010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 579-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2011, Memorial Production Partners LP (the “Partnership”) completed its initial public offering (the “Offering”) of 9,000,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $19.00 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-175090) (the “Registration Statement”), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on June 23, 2011, including a prospectus (the “Prospectus”) filed with the Commission on December 9, 2011 pursuant to Rule 424(b).

Omnibus Agreement

On December 14, 2011, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) by and among the Partnership, Memorial Production Partners GP LLC, the general partner of the Partnership (the “General Partner”), and Memorial Resource Development LLC (“Memorial Resource”).

Under the Omnibus Agreement, none of the parties thereto nor any of their respective affiliates have any obligation to offer, or provide any opportunity to pursue, purchase or invest in, any business opportunity to any other party or their affiliates. Furthermore, the Omnibus Agreement does not restrict any of the parties thereto and their respective affiliates from competing with either Memorial Resource or the General Partner and the Partnership and all of the Partnership’s subsidiaries.

Pursuant to the Omnibus Agreement, the Partnership is required to reimburse Memorial Resource for all expenses incurred by Memorial Resource (or payments made on the Partnership’s behalf) in conjunction with its provision of general and administrative services to the Partnership, including, but not limited to, the Partnership’s public company expenses and an allocated portion of the salary and benefits of the executive officers of the General Partner and other employees of Memorial Resource who perform services for the Partnership or on the Partnership’s behalf. The Partnership is also obligated to reimburse Memorial Resource for insurance coverage expenses it incurs with respect to the Partnership’s business and operations and with respect to director and officer liability coverage for the officers and directors of the General Partner.

Pursuant to the Omnibus Agreement, Memorial Resource will indemnify the General Partner, the Partnership and the Partnership’s subsidiaries against (i) title defects, (ii) income taxes attributable to pre-closing ownership or operation of the contributed assets described below, including any income tax liabilities related to the formation transactions occurring on or prior to the closing of the Offering, (iii) environmental claims, losses and expenses associated with the operation of the Partnership’s business prior to the closing of the Offering, subject to a maximum indemnification amount of $5,000,000, (iv) all liabilities other than covered environmental liabilities, relating to the operation of the contributed assets prior to the closing of the Offering that were not disclosed in the most recent pro forma balance sheet included in the Prospectus, or incurred in the ordinary course of business thereafter, subject to a maximum indemnification amount of $5,000,000, and (v) all losses arising as a result of the failure of Memorial Resource to obtain by closing of the Offering any consent, waiver or permit necessary for the Partnership to own and operate the contributed assets.

Memorial Resource’s indemnification obligation will (i) survive for three years after the closing of the Offering with respect to consents and title defects, (ii) survive for one year after the closing of the Offering with respect to environmental claims and other undisclosed pre-closing liabilities and (iii) survive for sixty days after the expiration of the applicable statute of limitations with respect to income taxes. All claims (other than income tax claims) are subject to a $50,000 per claim de minimus exception, environmental claims are subject to a $500,000 deductible, and claims relating to other pre-closing undisclosed liabilities, title or consents are subject to an aggregate $500,000 deductible.

Pursuant to the Omnibus Agreement, the Partnership must indemnify Memorial Resource for any liabilities incurred by Memorial Resource attributable to the operating and administrative services provided to the Partnership under the Omnibus Agreement, other than liabilities resulting from Memorial Resource’s bad faith or willful misconduct. In addition, Memorial Resource must indemnify the Partnership for any liability the

Partnership incurs as a result of Memorial Resource’s bad faith or willful misconduct in providing operating and administrative services under the Omnibus Agreement. Memorial Resource may terminate the Omnibus Agreement in the event that it ceases to be an affiliate of the Partnership and may also terminate the Omnibus Agreement if the Partnership fails to pay amounts due thereunder in accordance with its terms.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Tax Sharing Agreement

On December 14, 2011, in connection with the closing of the Offering, the Partnership entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”) by and between the Partnership and Memorial Resource pursuant to which the Partnership is required to reimburse Memorial Resource for the Partnership’s share of state and local income and other taxes borne by Memorial Resource as a result of the Partnership’s results being included in a combined or consolidated tax return filed by Memorial Resource or its affiliates with respect to periods after the closing of the Offering. Under the Tax Sharing Agreement, Memorial Resource may use its tax attributes to cause its combined or consolidated group, of which the Partnership may be a member for this purpose, to owe no tax. However, the Partnership would nevertheless be required to reimburse Memorial Resource for the tax the Partnership would have owed had the attributes not been available or used for the Partnership’s benefit, even though Memorial Resource had no cash expense for that period.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Tax Sharing Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement

On December 14, 2011, in connection with the Offering, the Partnership entered into a Credit Agreement (the “Credit Agreement”) by and among the Partnership, as parent guarantor, Memorial Production Operating LLC (“Operating LLC”), as borrower, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto (the “Administrative Agent”), JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, BNP Paribas, Citibank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto.

The Credit Agreement is a five-year, $1.0 billion senior secured revolving credit facility with an initial borrowing base of $300 million. The borrowing base is subject to redetermination on a semi-annual basis based on an engineering report with respect to the estimated oil, NGL and natural gas reserves of the Partnership and its subsidiaries, which will take into account the prevailing oil, NGL and natural gas prices at such time, as adjusted for the impact of commodity derivative contracts. Unanimous approval by the lenders is required for any increase to the borrowing base.

Borrowings under the Credit Agreement are secured by liens on substantially all of the Partnership’s properties, but in any event, not less than 80% of the total value of the Partnership’s oil and natural gas properties, and all of the Partnership’s equity interests in Operating LLC and any future guarantor subsidiaries and all of the Partnership’s other assets including personal property. Additionally, borrowings under the Credit Agreement bear interest, at Operating LLC’s option, at either (i) the greatest of (x) the prime rate as determined by the Administrative Agent, (y) the federal funds effective rate plus 0.50%, and (z) the one-month adjusted LIBOR plus 1.0% (adjusted upwards, if necessary, to the next 1/100th of 1%), in each case, plus a margin that varies from 0.75% to 1.75% per annum according to the borrowing base usage (which is the ratio of outstanding borrowings and letters of credit to the borrowing base then in effect), or (ii) the applicable LIBOR plus a margin that varies from 1.75% to 2.75% per annum according to the borrowing base usage. The unused portion of the borrowing base will be subject to a commitment fee that varies from 0.375% to 0.50% per annum according to the borrowing base usage.

The Credit Agreement requires Operating LLC and the Partnership to maintain a ratio of Consolidated EBITDAX to Consolidated Net Interest Expense (as each term is defined in the Credit Agreement) of not less than 2.5 to 1.0, and a ratio of consolidated current assets to consolidated current liabilities, each as determined under the Credit Agreement, of not less than 1.0 to 1.0.

Additionally, the Credit Agreement contains various covenants and restrictive provisions that, among other things, limit the ability of Operating LLC and the Partnership to incur additional debt, guarantees or liens; consolidate, merge or transfer all or substantially all of its assets; make certain investments, acquisitions or other restricted payments; modify certain material agreements; engage in certain types of transactions with affiliates; dispose of assets; incur commodity hedges exceeding a certain percentage of production; and prepay certain indebtedness.

Events of default under the Credit Agreement include, but are not limited to, the failure to make payments when due, breach of any covenants continuing beyond the cure period, default under any other material debt, change in management or change of control, bankruptcy or other insolvency event and certain material adverse effects on the business of Operating LLC or the Partnership.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Contribution Agreements

The description of the Contribution Agreements provided under Item 2.01 of this Current Report on Form 8-K (and as defined therein) is incorporated in this Item 1.01 by reference. Copies of the Contribution Agreements are attached as Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Memorial Production Partners GP LLC Long Term Incentive Plan

The description of the Long Term Incentive Plan provided under Item 5.02 of this Current Report on Form 8-K (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Long Term Incentive Plan is attached as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Director Indemnification Agreements

In connection with the closing of the Offering, the General Partner and the Partnership entered into Indemnification Agreements (“Indemnification Agreements”) with each of the directors of the General Partner (each, an “Indemnitee”). Each Indemnification Agreement provides, among other things, that the General Partner and the Partnership will, to the fullest extent permitted by applicable law, indemnify and hold harmless an Indemnitee against all losses, liabilities, judgments, fines, penalties, costs, expenses and other amounts that an Indemnitee reasonably incurs and that result from, arise in connection with or are by reason of an Indemnitee’s service as a director or in any other capacity for the General Partner, the Partnership or its subsidiaries at the request of the General Partner or the Partnership. Under the Indemnification Agreements, in specified circumstances, the General Partner and the Partnership must advance payment of expenses to an Indemnitee, including reasonable attorneys’ fees, in connection with certain proceedings. The Indemnification Agreements also provide that the General Partners must use its reasonable efforts to maintain specified insurance policies and coverages.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Director Indemnification Agreement, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

As more fully described in the section entitled “Certain Relationships and Related Party Transactions” of the Prospectus, which section is incorporated herein by reference, Memorial Resource owns all of the voting interests in the General Partner, and affiliates of Memorial Resource own non-voting membership interests in the General Partner that entitle them collectively to 50% of all cash distributions and Common Units received by the General Partner in respect of the Partnership’s incentive distribution rights. Memorial Resource also owns 7,061,294 Common Units and 5,360,912 subordinated units representing limited partner interests in the Partnership (“Subordinated Units”) representing an aggregate 57.9% limited partner interest in the Partnership. The General Partner owns a 0.1% general partner interest in the Partnership, represented by 21,444 general partner units, and all of the Partnership’s incentive distribution rights. In addition, all of the executive officers of the General Partner hold similar positions with Memorial Resource, and many of the directors of the General Partner own economic interests, investments and other economic incentives in affiliates of Memorial Resource.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Contribution Agreements

On December 14, 2011, in connection with closing of the Offering, the Partnership consummated the following agreements and transactions:

•

a Contribution, Conveyance and Assumption Agreement (the “BlueStone Contribution Agreement”) by and among Memorial Resource, BlueStone Natural Resources Holdings, LLC, a Delaware limited liability company (“BlueStone”), BlueStone Natural Resources, LLC, a Delaware limited liability company (“BNR”), the General Partner, the Partnership and Operating LLC pursuant to which Memorial Resource caused BlueStone and BNR to contribute a 100% membership interest in Columbus Energy LLC, a Delaware limited liability company, to the Partnership in exchange for the right to receive (i) 4,619,598 Common Units, (ii) 3,507,184 Subordinated Units and (iii) a distribution of approximately $132.6 million;

•

a Purchase and Sale Agreement (the “Classic Purchase Agreement”) by and among Memorial Resource, Classic Hydrocarbons Holdings, L.P., a Texas limited partnership, Classic Hydrocarbons Operating, LLC, a Delaware limited liability company, Craton Energy Holdings III, LP, a Texas limited partnership (taken together, “Classic”), the General Partner, the Partnership and Operating LLC pursuant to which Memorial Resource caused Classic to sell certain oil and natural gas properties and related assets to the Partnership in exchange for the right to receive cash equal to approximately $71.0 million; and

•

a Contribution, Conveyance and Assumption Agreement (“WHT Contribution Agreement” and, together with the BlueStone Contribution Agreement and the Classic Purchase Agreement, the “Contribution Agreements”) by and among Memorial Resource, WHT Energy Partners LLC, a Delaware limited liability company (“WHT”), the General Partner, the Partnership and Operating LLC pursuant to which Memorial Resource caused WHT to contribute certain oil and natural gas properties and related assets to ETX I LLC, a Delaware limited liability company (“ETX”), and then contribute a 100% membership interest in ETX to the Partnership in exchange for the right to receive (i) 2,441,696 Common Units, (ii) 1,853,728 Subordinated Units and (iii) a distribution of approximately $68.3 million.

As noted in Item 1.01 above, the Partnership has certain relationships with certain parties to the Contribution Agreements. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreements, which are filed as Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement provided above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances of equity securities by the Partnership on December 14, 2011, in connection with the consummation of the transactions contemplated by the Contribution

Agreements, is incorporated in this Item 3.02 by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of the Subordinated Units granted under the Contribution Agreements will convert into one Common Unit and then will participate pro rata with the other Common Units in distributions of available cash, on the first business day on or after December 31, 2014 that the Partnership has earned and paid from operating surplus, in the aggregate, distributions on each outstanding Common Unit, Subordinated Unit and general partner unit and any other partnership interests that are senior or equal in right of distribution to the Subordinated Units equaling or exceeding the minimum quarterly distribution payable with respect to a period of twelve consecutive quarters immediately preceding such date, provided there are no arrearages in the minimum quarterly distribution on the Common Units at that time.

In addition, if the Partnership has earned and paid from operating surplus at least $0.59375 (125% of the minimum quarterly distribution) for each quarter in any four consecutive quarter period ending on or after December 31, 2012 on each outstanding Common Unit, Subordinated Unit, general partner unit and any other partnership interest that is senior or equal in right of distribution to the Subordinated Units, in addition to the corresponding incentive distributions for each such quarter, all of the outstanding Subordinated Units will convert into Common Units.

The subordination period will also end, with respect to Subordinated Units held by any person, if the General Partner is removed other than for cause, provided that units held by the General Partner and its affiliates are not voted in favor of such removal. When the subordination period ends, all Common Units thereafter will no longer be entitled to arrearages.

The description of the subordination period contained in the section entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions—Subordination Period” of the Prospectus is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Memorial Production Partners GP LLC Long-Term Incentive Plan

On December 14, 2011, the Board of Directors of the General Partner (the “Board”) adopted the Memorial Production Partners GP LLC Long-Term Incentive Plan (the “Long Term Incentive Plan”) for employees, officers, consultants and directors of the General Partner and any of its affiliates, including Memorial Resource, who perform services for the Partnership. The Long Term Incentive Plan consists of restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, other unit-based awards and unit awards. The Long Term Incentive Plan initially limits the number of Common Units that may be delivered pursuant to awards under the plan to 2,142,221 Common Units. Common Units that are cancelled, forfeited or withheld to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards. The Long Term Incentive Plan will be administered by the Board or a committee thereof.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Long Term Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Appointment of Jonathan M. Clarkson as Director

Effective December 14, 2011, Jonathan M. Clarkson was appointed to the Board. Mr. Clarkson will serve as an independent director and has been appointed to serve as a member of the audit committee.

There are no arrangements or understandings between Mr. Clarkson and any other persons pursuant to which Mr. Clarkson was selected as a director of the General Partner. There are no transactions in which Mr. Clarkson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The amount of compensation to be paid to each director who is not an officer or employee of the General Partner or its affiliates has not yet been determined. The General Partner anticipates that each non-employee director, including Mr. Clarkson, will receive compensation for attending meetings of the Board, as well as committee meetings.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of Memorial Production Partners LP

On December 14, 2011, in connection with the closing of the Offering, the Partnership amended and restated its Agreement of Limited Partnership and entered into its First Amended and Restated Agreement of Limited Partnership (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the sections entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions” and “The Partnership Agreement” and is incorporated herein by reference.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Limited Liability Company Agreement of Memorial Production Partners GP LLC

On December 14, 2011, in connection with the closing of the Offering, the General Partner amended and restated its Limited Liability Company Agreement (as amended and restated, the “LLC Agreement”). The amendments to the Limited Liability Company Agreement of the General Partner included, among other things, provisions regarding the issuance of additional classes of membership interests, the rights of the members of the General Partner, distributions and allocations and management by the board of directors of the General Partner. A description of the LLC Agreement is contained in the Prospectus in the section entitled “Certain Relationships and Related Party Transactions—Amended and Restated Limited Liability Company Agreement of Memorial Production Partners GP LLC” and is incorporated herein by reference.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	First Amended and Restated Agreement of Limited Partnership of Memorial Production Partners LP dated as of December 14, 2011

3.2	Amended and Restated Limited Liability Company Agreement of Memorial Production Partners GP LLC dated as of December 14, 2011

10.1	Omnibus Agreement, dated as of December 14, 2011, by and among Memorial Production Partners LP, Memorial Production Partners GP LLC and Memorial Resource Development LLC

10.2	Tax Sharing Agreement, dated as of December 14, 2011, by and between Memorial Production Partners LP and Memorial Resource Development LLC

10.3	Credit Agreement, dated as of December 14, 2011, among Memorial Production Operating LLC, as borrower, Memorial Production Partners LP, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, BNP Paribas, Citibank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto

10.4	Contribution, Conveyance and Assumption Agreement, dated as of December 14, 2011, by and among Memorial Resource Development LLC, BlueStone Natural Resource Holdings, LLC, BlueStone Natural Resources, LLC, Memorial Production Partners GP LLC, Memorial Production Partners LP and Memorial Production Operating LLC

10.5	Purchase and Sale Agreement, dated as of December 14, 2011, by and among Memorial Resource Development LLC, Classic Hydrocarbons Holdings, L.P., Classic Hydrocarbons Operating, LLC, Craton Energy Holdings III, LP, Memorial Production Partners GP LLC, Memorial Production Partners LP and Memorial Production Operating LLC

10.6	Contribution, Conveyance and Assumption Agreement, dated as of December 14, 2011, by and among Memorial Resource Development LLC, WHT Energy Partners LLC, Memorial Production Partners GP LLC, Memorial Production Partners LP and Memorial Production Operating LLC

10.7	Memorial Production Partners GP LLC Long-Term Incentive Plan

10.8	Form of Director Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: December 15, 2011	By:	/s/ John A. Weinzierl
John A. Weinzierl
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	First Amended and Restated Agreement of Limited Partnership of Memorial Production Partners LP dated as of December 14, 2011

3.2	Amended and Restated Limited Liability Company Agreement of Memorial Production Partners GP LLC dated as of December 14, 2011

10.1	Omnibus Agreement, dated as of December 14, 2011, by and among Memorial Production Partners LP, Memorial Production Partners GP LLC and Memorial Resource Development LLC

10.2	Tax Sharing Agreement, dated as of December 14, 2011, by and between Memorial Production Partners LP and Memorial Resource Development LLC

10.3	Credit Agreement, dated as of December 14, 2011, among Memorial Production Operating LLC, as borrower, Memorial Production Partners LP, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, BNP Paribas, Citibank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto

10.4	Contribution, Conveyance and Assumption Agreement, dated as of December 14, 2011, by and among Memorial Resource Development LLC, BlueStone Natural Resource Holdings, LLC, BlueStone Natural Resources, LLC, Memorial Production Partners GP LLC, Memorial Production Partners LP and Memorial Production Operating LLC

10.5	Purchase and Sale Agreement, dated as of December 14, 2011, by and among Memorial Resource Development LLC, Classic Hydrocarbons Holdings, L.P., Classic Hydrocarbons Operating, LLC, Craton Energy Holdings III, LP, Memorial Production Partners GP LLC, Memorial Production Partners LP and Memorial Production Operating LLC

10.6	Contribution, Conveyance and Assumption Agreement, dated as of December 14, 2011, by and among Memorial Resource Development LLC, WHT Energy Partners LLC, Memorial Production Partners GP LLC, Memorial Production Partners LP and Memorial Production Operating LLC

10.7	Memorial Production Partners GP LLC Long-Term Incentive Plan

10.8	Form of Director Indemnification Agreement